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                                                                   EXHIBIT 99(a)


                                     FRONT

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                                   P R O X Y

                         FRANKLIN BANCORPORATION, INC.
                       SPECIAL MEETING ON JUNE 24, 1998

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert P. Pincus, Albert A. D'Alessandro and Joseph B. Head, and each of them, with full power of substitution, the proxies of the undersigned to vote all shares of Common Stock of Franklin Bancorporation, Inc. ("Franklin") which the undersigned is entitled to vote at the Special Meeting of Shareholders of Franklin to be held at Franklin's principal executive offices, located at 1722 I (Eye) Street, N.W., Washington, D.C. 20006, on June 24, 1998 at 4:00 p.m., Eastern Time, and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat:

     1. To approve an Agreement and Plan of Reorganization, dated as of December 16, 1997, as amended and restated (the "Reorganization Agreement"), between Franklin and BB&T Corporation, a North Carolina corporation ("BB&T"), and a related Plan of Merger (the "Plan of Merger"), pursuant to which each share of common stock of Franklin will be converted into the right to receive shares of common stock of BB&T and cash in lieu of any fractional share, in amounts to be determined as described in the accompanying Proxy Statement/Prospectus. A copy of the Reorganization Agreement and the Plan of Merger set forth therein is attached to the Proxy Statement/Prospectus as Appendix I.

     [_] FOR               [_] AGAINST               [_] ABSTAIN

     The Board of Directors of Franklin recommends a vote "FOR" this proposal.

     2. Any other matter that may be submitted to a vote of shareholders at the Special Meeting.

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                                     BACK

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                         FRANKLIN BANCORPORATION, INC.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL ON THE REVERSE SIDE IF NO DIRECTION IS MADE. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF MANAGEMENT.

The undersigned hereby ratifies and confirms all that said proxies, or any of them or their substitutes may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of the Special Meeting and the Proxy Statement/Prospectus accompanying it.

Dated ________ ___, 1998


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Please insert date of signing.  Sign exactly as name appears at left.  Where stock is issued in two or more names, all should sign. If signing as attorney, administrator, executor, trustee or guardian, give full title as such. A corporation should sign by an authorized officer and affix seal.

     (YOU ARE REQUESTED TO COMPLETE, SIGN AND RETURN THIS PROXY PROMPTLY)